Exhibit 10.18

CONSENT AND ASSUMPTION

AGREEMENT

This Consent and Assumption Agreement (this “Agreement”) is entered into effective as of             , 2007 by and among DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (“REIT”), DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“New Parent Borrower”), SAFARI VENTURES LLC, a Delaware limited liability company (“Safari”), RHINO EQUITY LLC, QUILL EQUITY LLC, LEMUR PROPERTIES LLC AND PORPOISE VENTURES LLC, each a Delaware limited liability company (“Original Subsidiary Borrowers”; New Parent Borrower, Safari and Original Subsidiary Borrowers collectively know as, “New Borrowers”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (“Agent”).

RECITALS

A. On August 7, 2007, Safari (as Parent Borrower) and Original Subsidiary Borrowers (collectively, “Original Borrowers”), Lenders, Agent and KeyBanc Capital Markets entered into agreements whereupon Lenders provided a revolving credit and term loan facility to Original Borrowers (the “Loans”).

B. In connection with the Loans, Agent and Lenders, as applicable, are the owners and holders of certain documents (the “Loan Documents”) evidencing and securing said Loans, including, without limitation, the following:

(i) Credit Agreement, dated as of August 7, 2007 executed by Original Borrowers, Agent and Lenders (the “Credit Agreement”);

(ii) Amended and Restated Revolving Credit Notes (the “Revolving Credit Notes”) executed by Original Borrowers, as maker, in favor of the Revolving Credit Lenders;

(iii) Amended and Restated Term Notes (the “Term Notes”) executed by Original Borrowers, as maker, in favor of the Term Loan Lenders;

(iv) the Swing Loan Note (the “Swing Loan Note”) executed by Original Borrowers, as maker, in favor of KeyBank;

(v) Contribution Agreement (the “Contribution Agreement”), dated as of August 7, 2007 executed by Original Borrowers;

(vi) Indemnity Agreement Regarding Hazardous Materials (the “Indemnity Agreement”), dated as of August 7, 2007, executed by Original Borrowers in favor of Agent and the Lenders;

(vii) Amended and Restated Deeds of Trust and Security Agreements (the “Security Instruments”), dated as of August 7, 2007, executed individually by Rhino Equity LLC, Quill Equity LLC, Lemur Properties LLC and Porpoise Ventures LLC in favor of Agent; and

(viii) Assignments of Leases and Rents (the “Assignments of Leases”), dated as of August 7, 2007, executed individually by Rhino Equity LLC, Quill Equity LLC, Lemur Properties LLC and Porpoise Ventures LLC in favor of Agent.

C. Per §7.24 of Credit Agreement, Agent and Lenders agreed to consent to a series of events provided that they occurred simultaneously with the occurrence of the Capital Event (as that term is defined in the Credit Agreement): (i) New Parent Borrower becoming an “operating partnership” owning not less than 99% of the interests in Safari, (ii) REIT owning the remaining interest in Safari, and (iii) REIT becoming the sole general partner of New Parent Borrower.

D. In connection with the aforementioned series of events occurring and subject to the terms and conditions of this Agreement, the parties have agreed to enter into this Consent and Assumption Agreement to memorialize the ownership structure of the new operating partnership and new subsidiary, to consent to the transactions enumerated in §7.24 of the Credit Agreement and to facilitate New Parent Borrower’s acknowledgment and assumption of the obligations under the Loan Documents and the revolving credit and term loan facility financing liabilities.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Capitalized terms used in this Agreement, but which are not otherwise expressly defined in this Agreement, shall have the respective meanings given thereto in the Credit Agreement.

2. CONSENT AND ASSUMPTION. Subject to satisfaction of all of the conditions contained herein, REIT, New Borrowers and Agent agree to be bound by this Consent and Assumption Agreement. This Agreement shall not constitute a waiver or modification of any requirement of obtaining Agent and Lender’s consent to any future ownership changes or any portion thereof or interest therein, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. REIT and New Borrowers specifically acknowledge that any subsequent assumption or transfer of any interest in REIT and New Borrowers in violation of the Loan Documents shall be a Default thereunder. The Loan Documents are hereby ratified and, except as expressly modified in this Agreement, remain unmodified and are in full force and effect.

3. LOAN INFORMATION. The parties hereto agree that as of the date hereof:

(a) The outstanding principal balance of the Revolving Credit Notes, Term Loan Notes and Swing Loan Note (collectively, the “Note”) is $            .

(b) The maturity date of the Revolving Credit Notes and Swing Note is August 7, 2010, subject to extension as provided in the Credit Agreement.

(c) The maturity date of the Term Loan Notes is August 7, 2011.

4. CONDITIONS. In addition to any other conditions set forth herein or required by Agent, the following are conditions precedent that must be satisfied prior to the closing of this Agreement:

(a) The occurrence of the Capital Event.

(b) The execution, acknowledgment and delivery of this Agreement by all of the parties concurrently with the closing.

(c) The execution, acknowledgment and delivery of documents required for DuPont Fabros Technology, L.P. to be a limited partnership owning not less than 99% of the equity interests in Safari.

(d) The execution, acknowledgment and delivery of documents required for REIT to own the remaining equity interest in Safari.

(e) The execution, acknowledgment and delivery of documents required for REIT to become the sole general partner of New Parent Borrower.

(f) There is no existing Default or Event of Default and none will occur or arise as a result of these transactions or this Agreement.

(g) The delivery of such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

5. FEES, PAYMENT AND EXPENSES. New Borrowers shall pay all of Agent’s attorneys’ fees incurred in connection with this Agreement.

6. NEW PARENT BORROWER’S ASSUMPTION OF OBLIGATIONS; LOAN DOCUMENTS

New Parent Borrower hereby expressly assumes the obligation to pay the unpaid balance due and owing under the Notes, all interest thereon as provided in the Notes, all reimbursement obligations with respect to any Letters of Credit and all other obligations of Safari under the Credit Agreement, Revolving Credit Notes, Term Notes, Swing Note, Contribution Agreement, Indemnity Agreement and the Agreement Regarding Fees (whether known or unknown, now existing or hereinafter arising and including, specifically but without limitation, all obligations and liabilities which arose thereunder, or were to be performed thereunder), with the same force and effect as if New Parent Borrower had been specifically named therein as the original parent borrower, maker or borrower, as applicable. New Parent Borrower after the execution and delivery hereof is and shall be the “Parent Borrower” under the Loan Documents. Without limiting the generality of the foregoing, New Parent Borrower expressly assumes the obligation to pay all amounts under the Notes and the Credit Agreement as they become due. New Parent Borrower’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets and (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity. New Parent Borrower expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Loan Documents. New Parent Borrower specifically agrees that the Notes are recourse and Agent’s remedies shall not in any respect or extent be limited solely to the Mortgaged Property or any other collateral securing the Obligations.

7. SAFARI AND ORIGINAL SUBSIDIARY BORROWER’S AGREEMENT OF CONTINUING LIABILITY UNDER THE LOAN DOCUMENTS. Safari, New Parent Borrower and Original Subsidiary Borrowers expressly agree and acknowledge that after the execution and delivery hereof Safari is and shall be a “Subsidiary Borrower” under the Loan Documents and, as such, continues to be liable for the obligations to pay the unpaid balance due and owing on the Loan, all interest thereon as provided in the Notes, all reimbursement obligations with respect to any Letters of Credit and all other obligations under the Loan Documents (whether known or unknown, now existing or hereinafter arising and including, specifically but without limitation, all obligations and liabilities which arose thereunder, or were to be performed thereunder). Neither this Agreement nor any term hereof is, or shall be construed to be, a waiver, discharge, release or termination of the Loan Documents or any liability of Safari or the other Original Subsidiary Borrowers of the obligations thereunder. Safari and Original Subsidiary Borrowers specifically agree that the Notes are recourse and Agent’s remedies shall not in any respect or extent be limited solely to the Mortgaged Property or any other collateral securing the Obligations.

8. REIT’S ASSUMPTION OF CERTAIN OBLIGATIONS UNDER THE LOAN DOCUMENTS

REIT hereby expressly assumes and agrees to be bound by those provisions of the Credit Agreement applicable to REIT. REIT’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets and (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity. REIT expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Loan Documents.

9. NO REPRESENTATIONS OF AGENT OR LENDERS. The parties hereto agree that (a) Agent and Lenders have made no representations or warranty, either express or implied regarding the Collateral or Original Borrower’s or New Borrower’s other assets and have no responsibility whatsoever with respect to the Collateral or Original Borrowers or New Borrowers, their condition, or the Mortgaged Property, its use, occupancy or status, and (b) no claims relating to the Collateral or Original Borrowers or New Borrowers, their condition, or the Mortgaged Property, its use, occupancy or status, will be asserted against Agent, Lenders or their respective agents, employees, professional consultants, affiliated entities, successors or assigns, either affirmatively or as a defense.

10. REIT’S REPRESENTATIONS, WARRANTIES AND COVENANTS. REIT hereby represents, warrants, and covenants that:

(a) (a) REIT is a corporation duly organized pursuant to its articles of incorporation filed with the Maryland State Department of Assessments and Taxation and is validly existing and in good standing under the laws of Maryland.

(b) REIT is the sole general partner of New Parent Borrower and owns a          percent interest in New Parent Borrower and the execution, delivery and performance of this Agreement and the other Loan Documents to which REIT is a party and the transactions contemplated hereby and thereby (i) are within the authority of REIT, (ii) have been duly authorized by all necessary proceedings on the part of REIT, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which REIT is subject or any judgment, order, writ, injunction, license or permit applicable to REIT, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon REIT or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of REIT and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(c) The execution and delivery of this Agreement is a valid and legally binding obligation of REIT enforceable in accordance with the respective terms and provisions hereof except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(d) Any court or third-party approvals necessary for REIT to enter into this Agreement have been obtained.

(e) Agent has not waived any requirements of the Loan Documents nor any of Agent’s rights thereunder.

(f) There is no bankruptcy, receivership or insolvency proceeding pending or threatened against REIT.

(g) REIT does not have any intention to do any of the following prior to the reorganization of Safari described herein or within the 180 days following the execution of this Agreement: (i) seek entry of any order for relief as debtor and a proceeding under the Bankruptcy Code, (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(h) REIT specifically reaffirms the covenants in §7.23 of the Credit Agreement.

11. NEW BORROWERS’ REPRESENTATIONS, WARRANTIES AND COVENANTS. New Borrowers hereby represent, warrant, and covenant that:

(a) New Parent Borrower is a Maryland limited partnership duly organized pursuant to its certificate of partnership filed with the State Department of Assessments and Taxation of the State of Maryland, and is validly existing and in good standing under the laws of Maryland. New Parent Borrower owns not less than 99% of the equity interests in Safari.

(b) Safari and Original Subsidiary Borrowers each (i) are Delaware limited liability companies duly organized pursuant to their articles of organization or formation filed with the Delaware Secretary of State and are validly existing and in good standing under the laws of Delaware, (ii) have all requisite power to own its property and to conduct the business as now conducted and as presently contemplated and (iii) are in good standing and duly authorized to do business in each jurisdiction where a Mortgaged Property is owned or leased by it is located (to the extent required by applicable law) and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

(c) The execution, delivery and performance of this Agreement and the other Loan Documents to which New Borrowers are a party and the transactions contemplated hereby and thereby (i) are within the authority of New Borrowers, (ii) have been duly authorized by all necessary proceedings on the part of New Borrowers, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which New Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to New Borrowers, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, New Borrowers or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of New Borrowers other than the liens and encumbrances in favor of Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(d) The execution and delivery of this Agreement is a valid and legally binding obligation of New Borrowers enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

(e) Any court or third-party approvals necessary for New Borrowers to enter into this Agreement have been obtained.

(f) Agent has not waived any requirements of the Loan Documents nor any of Agent’s rights thereunder.

(g) There is no existing Default or Event of Default and none will occur or arise as a result of these transactions or this Agreement.

(h) There is no bankruptcy, receivership or insolvency proceeding pending or threatened against New Borrowers.

(i) New Borrowers do not have any intention to do any of the following prior to the reorganization of Safari described herein or within the 180 days following the execution of this Agreement: (i) seek entry of any order for relief as debtor and a proceeding under the Bankruptcy Code, (ii) seek consent to or not contest the appointment of a receiver or trustee for itself or for all or any part of its property, (iii) file a petition seeking relief under any bankruptcy, arrangement, reorganization or other debtor relief laws, or (iv) make a general assignment for the benefit of its creditors.

(j) Each of the representations and warranties made by or on behalf of the Borrowers (including for the purposes hereof New Parent Borrower as a Borrower) or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement are true in all material respects as of the date hereof (after giving effect to the transactions contemplated hereby), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

Agent and Lenders are entitled to rely, and has relied, upon these representations, warranties and covenants in the execution and delivery of this Agreement and all other documents and instruments executed and delivered by Agent and Lenders in connection with this Agreement.

12. CAPITAL EVENT AND RESTRUCTURING REPRESENTATION. The Original Borrowers and New Borrowers acknowledge, represent and agree that the events relating to the Capital Event and restructuring of Safari have been as set forth in Schedule 7.24 to the Credit Agreement.

13. RELEASE OF AGENT AND LENDERS. Original Borrowers and New Borrowers acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or Lenders, or any past or present officers, agents or employees of Agent or Lenders, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

14. REFERENCES IN THE LOAN DOCUMENTS. REIT, New Borrowers and Agent acknowledge and agree that from and after the date of this Agreement, the terms “Borrowers” and/or “Maker” contained in the Loan Documents shall be deemed to refer to New Borrowers. This Agreement shall be deemed a “Loan Document” for all purposes under the Loan Documents.

15. RATIFICATION AND CONFIRMATION OF THE LOAN. REIT and New Borrowers hereby consent to the transactions described herein and ratify, affirm, reaffirm, acknowledge, confirm and agree that the Loan Documents, as specifically modified by this Agreement, remain in full force and effect and represent legal, valid and binding obligations of REIT and New Borrowers, enforceable against REIT and New Borrowers in accordance with their terms, in each case to the extent REIT and any New Borrower is a party thereto, originally or by virtue of this Agreement, and except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or generally affecting the enforcement of creditors’ rights and general principals of equity. REIT and New Borrowers agree that this Agreement does not diminish, impair, release or relinquish the obligations of the Original Borrowers, the liens, powers, titles, security interests and rights securing or guaranteeing payment of the Obligations or validity or first priority of the liens and security interests encumbering the Collateral granted Agent by the Loan Documents. Nothing in this Agreement shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of REIT or New Borrowers under the Loan Documents.

16. NONWAIVER. The parties hereto acknowledge and agree that (a) any performance or non-performance of the Loan Documents prior to the date of this Agreement does not affect or diminish Agent’s or Lenders’ ability to require future compliance with the Loan Documents, and

(b) in the future, Agent will require strict compliance with and performance of the Loan Documents. Nothing contained herein shall be construed as a waiver of any of Agent’s or Lenders’ rights or remedies with respect to any default under this Agreement or any Loan Document.

17. FURTHER ASSURANCES. The parties hereto agree to do any act or execute any additional documents required by Agent, from time to time, to correct errors in the documenting of the Consent and Assumption, to effectuate the purposes of this Agreement or to convey, assign, transfer, perfect or confirm unto Agent the property and rights intended to be given it in the Loan Documents.

18. LIABILITY. If any party hereto consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns forever.

19. SEVERABILITY. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or condition and the validity or enforceability of the remaining terms, covenants or conditions shall not in any way be affected.

20. APPLICABLE LAW; JURISDICTION. This Agreement and each of the other Loan Documents, except as otherwise specifically provided herein or therein, shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York. The REIT, Original Borrowers and New Borrowers agree that any suit for the enforcement of this agreement or any of the other loan documents may be brought in any court of competent jurisdiction in the State of New York (including any Federal Court sitting therein). The REIT, Original Borrowers and New Borrowers further accept, generally and unconditionally, the non exclusive jurisdiction of such courts and any related appellate court and irrevocably (i) agree to be bound by any judgment rendered thereby with respect to this agreement and any of the other loan documents and (ii) waive any objection any of them may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The REIT, Original Borrowers and New Borrowers further agree that service of process in any such suit may be made upon the REIT, Original Borrowers and New Borrowers by mail at the address specified in Section 26. In addition to the courts of the state of New York or any Federal Court sitting therein, the Agent or the Lenders may bring action(s) for enforcement on a nonexclusive basis where any collateral or assets of REIT, Original Borrowers and New Borrowers exist and the REIT, Original Borrowers and New Borrowers consent to the nonexclusive jurisdiction of such courts and the service of process in any such suit being made upon the borrowers by mail at the address specified in Section 26 hereof.

21. NO RESTRICTIONS ON PERFORMANCE. The execution and delivery of this Agreement and compliance with the provisions hereof, will not conflict with, or constitute a breach of or a default under any agreement or other instrument to which any party hereto is a party or by which it is bound.

22. DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Agreement (including pronouns) shall include the corresponding masculine, feminine or neuter forms, and the singular form of such words shall include the plural and vice versa. The words “included”, “includes” and “including” shall each be deemed to be followed by the phrase, “without limitation.” The words “herein”, “hereby”, “hereof”, and “hereunder” shall each be deemed to refer to this entire Agreement and not to any particular paragraph, article or section hereof. Notwithstanding the foregoing, if any law is amended so as to broaden the meaning of any term defined in it, such broader meaning shall apply subsequent to the effective date of such amendment. Where a defined term derives its meaning from a statutory reference, any regulatory definition is broader than the statutory reference and any reference or citation to a statute or regulation shall be deemed to include any amendments to that statute or regulation and judicial and administrative interpretations of it.

23. HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

25. INTEGRATION, SURVIVAL. This Agreement and the Loan Documents embody the entire agreement by and between the parties hereto with respect to the Obligations, and any and all prior correspondence, discussions or negotiations are deemed merged therein. Except as otherwise specifically provided herein, all obligations of any party contained in this Agreement or the Loan Documents shall survive the closing hereof, and Agent hereby preserves all of its rights against all persons or entities and all collateral securing the Obligations, including, without limitation, the Mortgaged Properties.

26. NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. In addition, nothing contained in any document submitted for Agent’s review, including, without limitation any organizational documents of New Borrowers or REIT shall modify, amend, waive, extend, change, discharge or terminate any term or provision of the Loan Documents or constitute Agent’s consent to any matter in the Loan Documents requiring Agent’s consent unless and until such time, if any, as an agreement specifically allowing such modification, amendment, waiver, extension, change discharge or termination or consenting to such matter has been executed in writing by Agent.

27. NOTICES. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted hereunder shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using the address for a party hereto set forth therein. Any notices or other communications required or permitted under the Loan Documents shall be provided in accordance with the requirements therefor as set forth in the Loan Documents; provided, however, that from and after the date hereof the address of New Parent Borrower shall, subject to change as provided in the Loan Documents, be as set forth below:

DUPONT FABROS TECHNOLOGY, L.P.

1212 New York Avenue, N.W.

Suite 900

Washington, DC 20005

Attn: Hossein Fateh

Telecopy No.: (202) 728-0220

With a copy to:

Cooley, Godward & Kronish LLP

One Freedom Square

11951 Freedom Drive

Reston, Virginia 20190

Attn: John H. Toole, Esq.

Telecopy No.: (703) 456-8100

28. WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY HERETO WITH REGARD TO THE LOAN. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT’S CONSENT TO THE CONSENT AND ASSUMPTION.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day, month and year first above written.

REIT:

DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation

By:
Name:	Hossein Fateh, Chief Executive Officer

NEW PARENT BORROWER:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its sole General Partner

By:
Name:	Hossein Fateh, Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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SUBSIDIARY BORROWERS:

SAFARI VENTURES LLC, a Delaware limited liability company

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its Managing Member

By:
Name:	Hossein Fateh, Chief Executive Officer

RHINO EQUITY LLC, a Delaware limited liability company

By:	SAFARI VENTURES LLC, a Delaware limited liability company, its Managing Member

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its Managing Member

By:
Name:	Hossein Fateh, Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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QUILL EQUITY LLC, a Delaware limited liability company

By:	SAFARI VENTURES LLC, a Delaware limited liability company, its Managing Member

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its Managing Member

By:
Name:	Hossein Fateh, Chief Executive Officer

LEMUR PROPERTIES LLC, a Delaware limited liability company

By:	SAFARI VENTURES LLC, a Delaware limited liability company, its Managing Member

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its Managing Member

By:
Name:	Hossein Fateh, Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

PORPOISE VENTURES LLC, a Delaware limited liability company

By:	SAFARI VENTURES LLC, a Delaware limited liability company, its Managing Member

By:	DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation, its Managing Member

By:
Name:	Hossein Fateh, Chief Executive Officer

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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AGENT:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Name:
Title: